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                                                                    Exhibit 99.1
SIMON
WORLDWIDE
INC.




June 6, 2006

Mr. Elchanan Maoz
Everest Special Situations Fund L.P.
Platinum House
21 Ha'arbaa Street
Tel Aviv 84739 Israel

Re: Simon Worldwide, Inc. ("Simon" or the "Company")

Dear Mr. Maoz:

     We are writing to provide a response to your letter dated May 11, 2006.

     As members of the Company's Board of Directors, we share in and appreciate your concern that the Company be managed in a way that maximizes its financial performance, minimizes its expenditure of corporate assets, and preserves value for its shareholders. However, we disagree with many of your letter's specific assertions, as well as the general assertion that the Board of Directors has failed to properly oversee the Company's operations. We appreciate the opportunity to respond to your concerns and look forward to the opportunity to discuss the future of the Company with you.

     BACKGROUND

     To understand the current situation, it is important to have some background on the Company's history.

     Throughout the 1990's, the Company, then known as Cyrk, Inc., engaged in successful marketing and promotions activities. In 1997, it acquired Simon Marketing, Inc., a leading promotions contractor for McDonald's Corporation. Simon's principal activity was the development and implementation of "Happy Meal" promotions for McDonald's.

     The success of this business caused the Company to refocus its efforts toward the McDonald's relationship; in 2001 the former Cyrk business was sold and the Company re-named itself Simon Worldwide, Inc. In 1999, an affiliate of The Yucaipa Companies known as Overseas Toys invested $25 million in Simon. The terms of the investment, which included the liquidation preference and board representation discussed in your letter, were negotiated at arms' length and approved by an independent committee of the Company's Board of Directors after receipt of a fairness


5200 W. Century Boulevard, Suite 420, Los Angeles, CA 90045 Tel: (310) 417-4660


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opinion from Bear Stearns, and the investment was also approved by a stockholder vote.

     In August 2001, the FBI announced that a Simon employee had been systematically stealing numerous high-value McDonald's game-winning tickets. Despite the FBI's conclusion that no other Company employee was involved and that the Company was itself as much a victim of the crime as McDonald's, the relationship of the Company with every major client, including McDonald's, was soon terminated, and the Company was left with no ongoing operations.

     The Company found itself with virtually no revenue, numerous pending lawsuits, and millions of dollars in outstanding obligations. Two of the Company's directors appointed by Overseas Toys resigned to avoid any appearance of a conflict of interest based on their service as directors of other entities that had ongoing relationships with McDonald's. The third appointee continued to serve as an independent director because he had no other relationships with Overseas Toys or its affiliates.

     The typical course for the Board at that point would have been to put the Company into bankruptcy. Overseas Toys and other creditors would have been left with whatever remained after completion of the bankruptcy process. The fees for bankruptcy attorneys, accountants, and other professionals would have been a significant drain on the Company's remaining assets. In all probability, the common stockholders would have received nothing.

     Instead of liquidating the Company, the Directors chose to work to save it. They laid off approximately 500 employees. All senior officers were terminated. The Board negotiated settlements with vendors and other creditors at all levels. They closed Simon offices in 13 different cities, in 9 countries, repatriated cash from Europe, Hong Kong, and other locations, and in general made an effort to substantially reduce the ongoing expense rate of what had been a multi-million dollar enterprise, which suddenly had its revenue reduced to virtually nothing. As a result of these efforts, bankruptcy was avoided.

     In April of 2002, the Company sued its outside auditors for failing to oversee the dishonest employee who misappropriated the winning tickets. As a result, the auditors resigned and withdrew their opinions on the financial statements for 2001 and the prior two years. The Company was forced to retain new auditors, and, in order to bring its financial reports into SEC compliance, the Company was required to reconstruct financial statements and to redo the audits for the above referenced years. This endeavor was further complicated by the fact that the Company's former headquarters office had been closed, the bulk of the employees terminated, and a portion of the financial records and systems transferred to an entity which had purchased a major division of the Company's former business. It took more than a year and a half to complete this process.


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5200 W. Century Boulevard, Suite 420, Los Angeles, CA 90045 Tel: (310) 417-4660


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     Meanwhile, Congress had passed the Sarbanes-Oxley legislation, which required certification of the Company's financial statements by its CEO and CFO. Given the Company's financial condition and pending litigation, the Company was unable to attract senior officers. Fortunately, two Board members agreed to act as Co-CEO's to certify the financials and provide that function going forward. They also had extensive investment experience and relationships in the financial world they would utilize going forward on behalf of the Company. Their experience provided the Company, which had no revenue, with a critical and important business skill set which otherwise could have only been provided through expensive outside professionals, which would have been the only recourse available to the Company given its inability to attract new qualified senior management.

     Defending and prosecuting lawsuits as well as seeking and reviewing investment opportunities for the Company, reducing overhead costs, continuing to negotiate settlements with vendors, terminating Company benefit plans, and completing the international withdrawal became the Company's principal activities. Eventually the Company settled a major lawsuit with McDonald's, as well as a consumer class action filed in the United States. Nevertheless, other cases remained, including a consumer class action in Canada.

     Remarkably, despite the challenges outlined above, the Company has survived with its current assets intact. It also has a substantial net operating loss carry-forward and remains a public entity in full SEC compliance. The Directors have attempted to use these assets to achieve value for all stockholders. The Company has reviewed and explored more than 15 potential investments and other strategic alternatives. It has consulted with independent investment bankers and made known in the investment community its desire to find a merger partner or other appropriate vehicle going forward. A serious impediment has been the remaining lawsuits, particularly the consumer class action in Canada, which seeks damages far in excess of the current remaining assets of the Company. When the Canadian case is finally resolved, the Directors are hopeful that an appropriate transaction which maximizes the value of the Company's assets can be identified. In the meantime, the Company has continued to reduce its ongoing costs and no longer has Co-CEO's. You should also be aware that the Indemnification Trust established in 2002 expired in March of 2006, and all funds held by the Trust have been returned to the Company with interest.

     RESPONSES TO SPECIFIC ISSUES

     Alleged Excessive Compensation

     Contrary to the assertions in your letter, the Company's Directors have not been "asleep at the wheel." As referenced above, they have been managing the defense and offense of the many significant lawsuits and diligently pursuing strategic investments and opportunities and working on many other aspects of preserving the assets of the Company. The compensation currently paid to these individuals reflects their expertise and background and is to compensate them for those efforts which will benefit all of the Company's shareholders, including Everest. We believe the compensation is fair given the time and expertise offered by the individuals.


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5200 W. Century Boulevard, Suite 420, Los Angeles, CA 90045 Tel: (310) 417-4660


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     Moreover, we do not understand your call for the appointment of someone to investigate "senior management" to be a demand that the Company sue any particular officer or director. The appointment of such a person would likely cause the Company to incur huge expenses it is ill able to afford and which are unlikely to lead to any significant recovery to the Company. Finally, while you refer to supposed conflicts of interest on the part of the Board, you identify no such conflicts.

     As to your suggestion that the representation of Yucaipa on the Board be eliminated, that representation was agreed to at the time Yucaipa invested in the Company in 1999, was clearly disclosed in connection with the shareholder vote, and presumably known to you when you made your investment in the Company in 2006. The Board representation of Yucaipa is required by contract and cannot be changed without Yucaipa's consent.

     Shareholder Involvement

     Your letter correctly notes that the Company has not held an annual meeting since 2001 when the McDonald's incident occurred and the Company's operations essentially ceased. During this time, the Board and Company's management have been focused on saving the Company and identifying an investment that will secure its future. The Board agrees that increased shareholder communication is appropriate and will consider your request for a shareholder meeting.

     Investment Objectives

     With respect to your allegations about the Yucaipa liquidation preference, it was granted as part of an arms' length negotiation in exchange for Yucaipa's substantial investment, and was approved not merely by the Board, but by the shareholders as well. Presumably, you were aware of the preference at the time you invested in the Company. As far as we are aware, the Company cannot unilaterally eliminate the contractually required liquidation preference.

     Finally, we do not take your letter to constitute a demand pursuant to Delaware Chancery Court Rule 23.1, in which case, the Board would consider such a demand separately. You state that you are disappointed that the Board has not met with you. As far as we are aware, you have never sought a meeting with the Board. You did request a meeting with a representative of Yucaipa, which we understand did take place. Nonetheless, we stand ready to meet with you at any time to discuss the issues raised in your letter, or any other matters affecting the future of the Company.

                                          Sincerely,

                                          /s/ Joseph Anthony Kouba

                                          Joseph Anthony Kouba, CEO
                                          On behalf of The Board of Directors of
                                          Simon Worldwide, Inc.




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5200 W. Century Boulevard, Suite 420, Los Angeles, CA 90045 Tel: (310) 417-4660